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                                                                   EXHIBIT 10(B)

                            DECHERT PRICE & RHOADS
                              1775 I STREET, N.W.
                            WASHINGTON, D.C. 20006



                               October 27, 1998



The Munder Funds Trust
480 Pierce Street
Birmingham, MI 48009

Ladies and Gentlemen:

     We hereby consent to the use of our name in the prospectuses and statement of additional information contained in the Registration Statement on Form N-1A of The Munder Funds Trust (File No. 33-30913) or incorporated therein by reference, and any amendments thereto.

                                         Very truly yours,


                                         /s/ DECHERT PRICE & RHOADS